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                                                                    Exhibit 20.2


            AUDITED FINANCIAL STATEMENTS OF DIGITAL TECHNIQUES, INC.

                                Auditors' report


To the Directors of Digital Techniques Inc.

We have audited the accompanying balance sheet of Digital Techniques Inc. as at September 30, 1998 and the related statements of operations and deficit and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated June 2, 2000, we expressed an opinion on the Company's financial statements for the nine month period ended September 30, 1998 qualified for the effects of such adjustments, if any, which might have been determined to be necessary had we been able to attend the physical inventory taking at the beginning of the period or to satisfy ourselves as to inventory quantities at that date by other auditing procedures. Subsequent to June 2, 2000, we have been able to satisfy ourselves by conducting other auditing procedures as to the inventory quantities as at January 1, 1998. Accordingly, our present opinion on the financial statements as at and for the nine month period ended September 30, 1998, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 1998 and the results of its operations and its cash flows for the period then ended in accordance with generally accepted accounting principles in the United States.


KPMG, LLP
Chartered Accountants

Toronto, Canada
March 23, 2001